Exhibit 1.1

November 29, 2015

STRICTLY CONFIDENTIAL

Mr. Marc Oczachowski

Chief Executive Officer

EDAP TMS SA

4-6, rue du Dauphine

69120 Vaulx-en-Velin

France

Dear Mr. Oczachowski:

EDAP TMS SA (the “Company”) and H.C. Wainwright & Co., LLC (“HC Wainwright”) hereby agree that HC Wainwright shall serve as the exclusive placement agent for the Company on a reasonable best efforts basis, in connection with the proposed transaction, or series of transactions, to occur during the term of this Agreement (each, an “Offering”). An Offering shall consist of registered securities (the “Securities”) of the Company, which Securities may include one or any combination of the following: the ordinary shares of the Company (the “Ordinary Shares”), warrants to purchase Ordinary Shares (“Warrants”) or securities of the Company convertible into Ordinary Shares (“Convertible Securities”). The terms of such Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company, HC Wainwright and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein implies that HC Wainwright has the power or authority to bind the Company or any Purchaser, and the Company shall not, and nothing herein implies that the Company shall, have an obligation to issue any Securities or complete a an Offering. This Agreement and the documents executed and delivered by the Company and, as to any Offering, the Purchasers, in connection with an Offering shall be collectively referred to herein as the “Transaction Documents.” The date of a closing (“Closing”) of an Offering (including any subsequent closings that occur pursuant to an Offering, whether at the discretion of the Company, the Purchasers (through additional investment rights or otherwise), milestones or otherwise) shall be referred to herein as a “Closing Date.” The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by HC Wainwright or any Purchaser to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of HC Wainwright with respect to securing any other financing on behalf of the Company. Notwithstanding anything herein to the contrary, at the request of HC Wainwright, the Company shall agree to amend this Agreement in writing to reduce the compensation payable hereunder to the extent and as necessary, in HC Wainwright’s sole discretion, in order to comply with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”); provided, however, that the Company shall not be required to enter into any agreement that results in terms or conditions less favorable to the Company. HC Wainwright may retain other registered broker-dealers as sub-agents to any Offering hereunder, subject to the prior approval of the Company, subject to the prior approval of the Company. Notwithstanding anything to the contrary contained herein, during HC Wainwright’s engagement hereunder the Company will not pursue any financing transaction which would be in lieu of an Offering, including but not limited to, an underwritten offering.

The sale of Securities to any Purchaser will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such Purchaser in a form reasonably satisfactory to the Company and HC Wainwright. Prior to the signing of any Purchase Agreement or Underwriting Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective Purchasers.

430 Park Avenue   |   New York, New York 10022   |   212.356.0500   |   www.hcwco.com

Member: FINRA/SIPC

A.                 Fees and Expenses. In connection with the Services described above, the Company shall pay to HC Wainwright the following compensation:

1.      Offering Agent’s Fee. The Company shall pay to HC Wainwright a cash placement fee (or underwriter discount) (the “Offering Agent’s Closing Fee”) on each Closing Date equal to 6% of the aggregate purchase price paid for the Securities in such Offering on each such Closing Date during the Term (including any purchase price received in an over-allotment or additional investment right, to the extent possible under applicable law), other than those purchasers listed on Annex A attached hereto, which annex lists those investors that have been referred by the Company and approved by HC Wainwright (which list may be amended from time to time to include additions by the Company after prior written approval of HC Wainwright, which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that the aggregate purchase price by each purchaser of Securities listed on Annex A shall in no event be in excess of 10% of the total aggregate purchase price paid by all Purchasers of Securities in such Offering. The Offering Agent’s Closing Fee shall be paid at the Closing of an Offering by international wire transfer following receipt by the Company of the gross proceeds of the Offering. In the event that an Offering is settled in whole or in part via delivery versus payment (“DVP”), HC Wainwright shall arrange for its clearing agent to provide the funds to facilitate such settlement. The Company shall bear the cost of the escrow agent and shall reimburse HC Wainwright for the actual out of pocket cost of such clearing agent settlement and financing, if any, up to $6,000.

2.      [RESERVED]

3.      Expenses. In addition to any fees payable to HC Wainwright hereunder, the Company hereby agrees to reimburse HC Wainwright for all reasonable travel and other out-of pocket accountable expenses actually incurred in connection with HC Wainwright’s engagement, including the reasonable fees and expenses of HC Wainwright’s counsel. Such reimbursement shall be limited to a maximum of the lesser of (a) $50,000 per Offering and (b) 0.8% of the aggregate gross proceeds of the Securities sold for Direct Offerings, without prior written approval by the Company and shall be paid at each Closing from the gross proceeds of the Securities sold (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

B.            Term and Termination of Engagement. The term (the “Term”) of HC Wainwright’s engagement will begin on the date hereof and end two business days after the receipt by either party hereto of written notice of termination; provided that no such notice may be given by the Company for a period of 12 months after the date hereof, other than in the case of a material breach of this Agreement by HC Wainwright. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations to pay fees and reimburse expenses actually incurred prior to such termination and reimbursable pursuant to Section A hereof will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred prior to such termination and reimbursable pursuant to Section A hereof, if any, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d).

C.            Registration Statement. As of the date of each Offering and as of each Closing Date, the Company represents and warrants to, and agrees with, HC Wainwright that:

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

1.      The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (Registration File No. 333-195435) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on May 7, 2014, for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form F-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised HC Wainwright of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with an Offering, including any documents incorporated by reference therein. The Securities are being issued pursuant to the Registration Statement and the issuance of the Securities has been registered by the Company under the Securities Act. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The "Plan of Distribution" section under the Registration Statement permits the issuance and sale of the Securities hereunder.

2.      The Registration Statement (and any further documents incorporated therein to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. The Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

3.      The Company is eligible to use free writing prospectuses in connection with an Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of HC Wainwright, which consent shall not be unreasonably withheld, prepare, use or refer to, any free writing prospectus.

4.      The Company has delivered, or will as promptly as practicable deliver, to HC Wainwright complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as HC Wainwright reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

In the event that an Offering occurs off a registration statement other than the Registration Statement, prior to the commencement of any such Offering, the Company shall make written representations, warranties and covenants to HC Wainwright as to such subsequent registration statement (and other offering documents) that are substantially the same as the representations, warranties and covenants made under Section C, paragraphs 1-4, which representations, warranties and covenants shall be reasonably satisfactory to HC Wainwright.

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

5.      There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company, except as set forth in the Disclosure Documents.

D.          Closing. The obligations of HC Wainwright and the Purchasers, and the closing of the sale of the Securities under the Transaction Documents are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

1.      No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of HC Wainwright.

2.      On the Closing Date none of the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for HC Wainwright or the Company, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

3.      All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each Transaction Document, and the Securities, and, if the Securities are registered, the Registration Statement, the Base Prospectus and the Prospectus Supplement, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel for HC Wainwright, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.      The Purchasers shall have received from outside counsel to the Company such counsel’s written opinion, dated as of the Closing Date, to the effect set forth in Annex B.

5.      Except as disclosed in the Base Prospectus or the Prospectus Supplement (i) neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus or Prospectus Supplement and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of HC Wainwright, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated under the Transaction Documents.

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

6.      The Securities are registered under the Exchange Act and, as of the Closing Date, the Securities shall have been conditionally accepted for listing and authorized for trading on the NASDAQ Global Market, and satisfactory evidence of such actions shall have been provided to the Offering Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Securities under the Exchange Act or delisting or suspending from trading the Ordinary Shares from the NASDAQ Global Market, nor has the Company received any information suggesting that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.

7.      Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the NASDAQ Global Market shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Offering Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplements.

8.      No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

9.      The Company shall have prepared and filed with the Commission a Current Report on Form 6-K with respect to an Offering, including as an exhibit thereto this Agreement.

10.  The Company shall have entered into subscription agreements with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

11.  Prior to the Closing Date, the Company shall have furnished to HC Wainwright such further information, certificates and documents as HC Wainwright may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for HC Wainwright.

E.             Use of Information. The Company will furnish HC Wainwright such written information as HC Wainwright reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, HC Wainwright will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that HC Wainwright does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by HC Wainwright in connection with the provision of its services.

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

F.             Publicity. In the event of the consummation or public announcement of any Offering, HC Wainwright shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals, in accordance with the Securities Act. Prior to the consummation of any Offering, HC Wainwright will not release any information or make any public disclosure regarding any Offering without the prior written consent of the Company.

G.            Securities Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws. HC Wainwright agrees to cooperate with counsel to the Company in that regard.

H.           [RESERVED].

I.             Indemnity.

1. In connection with the Company’s engagement of HC Wainwright as placement agent, the Company hereby agrees to indemnify and hold harmless HC Wainwright and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of HC Wainwright, or (B) otherwise relate to or arise out of HC Wainwright’s activities on the Company’s behalf under HC Wainwright’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim.

2. The Company further agrees that it will not, without the prior written consent of HC Wainwright, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

3. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4. The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not HC Wainwright is the Indemnified Person), the Company and HC Wainwright shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and HC Wainwright on the other, in connection with HC Wainwright’s engagement referred to above, subject to the limitation that in no event shall the amount of HC Wainwright’s contribution to such Claim exceed the amount of fees actually received by HC Wainwright from the Company pursuant to HC Wainwright’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and HC Wainwright on the other, with respect to HC Wainwright’s engagement shall be deemed to be in the same proportion as (a) the total gross proceeds paid or proposed to be paid or received by the Company or its shareholders, as the case may be, pursuant to an Offering (whether or not consummated) for which HC Wainwright is engaged to render services bears to (b) the fee paid or proposed to be paid to HC Wainwright in connection with such engagement.

5. The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

J.            Limitation of Engagement to the Company. The Company acknowledges that HC Wainwright has been retained only by the Company, that HC Wainwright is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of HC Wainwright is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against HC Wainwright or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by HC Wainwright, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of HC Wainwright, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by HC Wainwright to the Company in connection with HC Wainwright’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. HC Wainwright shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by HC Wainwright. The Company agrees that it will perform and comply with the covenants and other obligations set forth in the Transaction Documents and that HC Wainwright will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in such Transaction Documents as if such representations, warranties, agreements and covenants were made directly to HC Wainwright by the Company.

K.           Limitation of HC Wainwright’s Liability to the Company. HC Wainwright and the Company further agree that neither HC Wainwright nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by HC Wainwright and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of HC Wainwright.

L.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by HC Wainwright and the Company.

M.          Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to HC Wainwright, to H.C. Wainwright & Co., LLC, 570 Lexington Avenue, New York, NY 10022, or by email to notices@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, by email to marcocza@edap-tms.com or fax number (33) 4 72 15 31 44, Attention: Mr. Marc Oczachowski, Chief Executive Officer. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

N.           Miscellaneous. The Company represents that it is free to enter this Agreement and the transactions contemplated hereby, and that it will act in good faith. This Agreement shall not be modified or amended except in writing signed by HC Wainwright and the Company. This Agreement shall be binding upon and inure to the benefit of both HC Wainwright and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of HC Wainwright and the Company with respect to the Offering and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

*********************

In acknowledgment that the foregoing correctly sets forth the understanding reached by HC Wainwright and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ James Cappuccio
Name: James Cappuccio
Title: Head of Investment Banking

Accepted and Agreed:

EDAP TMS SA

By	/s/ Marc Oczachowski
Name: Mr. Marc Oczachowski
Title: Chief Executive Officer

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

Annex A

Stefan Schwab
Linoa Holding AG
Trappeten 9
Postfach 148
CH-3294 Büren an der Aare, Switzerland

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022
212-356-0500 – www.hcwco.com
Member: FINRA, SIPC

Annex B

Form of Jones Day Opinion

H.C. Wainwright & Co., LLC – 430 Park Avenue, New York, New York 10022

212-356-0500 – www.hcwco.com

Member: FINRA, SIPC